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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Be Aerospace Inc. on Form S-8 of our report dated April 19, 1996, appearing in the Annual Report on Form 10-K of BE Aerospace Inc. for the fiscal year ended February 24, 1996.

/s/ Deloitte & Touche LLP

Costa Mesa, California
October 11, 1996